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                                                                     EXHIBIT 4.4


                          REGISTRATION RIGHTS AGREEMENT

                                                                    May 28, 1999

To each of the persons named on Schedule I hereto:

Dear Sirs:

                  This will confirm that in consideration of the consummation of the merger of BI-HML Acquisition Corp. ("BI-HML") a wholly owned subsidiary of The BISYS Group, Inc. (the "Company"), with and into HML, Inc. ("HML") pursuant to the Agreement and Plan of Merger dated as of May 28, 1999 among the Company, BI-HML, HML and the other persons named therein (the "Merger Agreement"), in which an aggregate number of shares of common stock, $.02 par value, of the Company (the "Shares") set forth on Schedule I hereto opposite your name will be issuable to you upon conversion of shares of common stock of, or other equity interests in, HML, the Company hereby covenants and agrees with each of you, as follows:

                  1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                           "Commission" shall mean the United States Securities
                  and Exchange Commission, or any other federal agency at the time administering the Securities Act (hereinafter defined).

                           "Common Stock" shall mean the common stock, $.02 par
                  value, of the Company.

                           "Distribution Period" shall mean the period
                  commencing on the effective date of the registration statement referred to in Sections 2 and 3 hereof and ending on the earlier to occur of (i) the sale of all of the Registerable Stock (hereinafter defined) covered by such registration statement or (ii) the first anniversary of the Effective Time.

                           "Effective Time" shall mean the Effective Time of the
                  Merger, as defined in the Merger Agreement.

                           "Exchange Act" shall mean the Securities Exchange Act
                  of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
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                           "Merger" shall mean the merger of BI-HML with and
                  into HML pursuant to the Merger Agreement.

                           "Registerable Stock" shall mean shares of Common
                  Stock issued to you in the Merger and owned by you or a person or entity specified in clause (ii), (iii) or (iv) of Section 8(a) of this Agreement, provided that such shares of Common Stock shall cease to be Registerable Stock when sold pursuant to a registration statement filed pursuant to the Agreement.

                           "Securities Act" shall mean the Securities Act of
                  1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  2. Registration of Registerable Stock.

                  Promptly after the Effective Time, the Company shall use its reasonable best efforts to register under the Securities Act for public resale by the holders of shares of Registerable Stock the shares of Registerable Stock held by them. The Company shall not be obligated to effect registration of Registerable Stock pursuant to this Section 2 on more than one occasion.

                  3. Registration Procedures. The Company will, as expeditiously as is practicable after the Effective Time:

                           (a) prepare, submit to you and to one counsel for the
                  sellers of Registerable Stock, for a reasonable opportunity to review, and thereafter file with the Commission as soon as practicable, a registration statement with respect to such Registerable Stock (which shall be on Form S-3 if the Company is then eligible to use such form and otherwise on Form S-1 or such other form of general applicability acceptable to the Company), and shall use its reasonable best efforts to cause such registration statement to become and remain continuously effective during the Distribution Period.

                           (b) prepare and file with the Commission such
                  amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective during the Distribution Period.

                           (c) furnish to each seller of Registerable Stock such
                  number of copies of the registration statement and the prospectus included therein and any amendment or


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                  supplement thereto as such person may reasonably request in order to facilitate the public sale of the Registerable Stock covered by such registration statement;

                           (d) use its best efforts to register or qualify the
                  Registerable Stock covered by such registration statement under the securities or blue sky laws of a reasonable number of jurisdictions (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction);

                           (e) promptly notify each seller of Registerable Stock
                  (i) when such registration statement or any amendment or supplement thereto or to the prospectus contained therein has been filed, (ii) of any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information from such seller,
                  (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registerable Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

                           (f) promptly notify each seller of Registerable Stock
                  at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company is aware as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and as promptly as practicable thereafter prepare and file with the Commission a supplement or amendment to such prospectus, such registration statement or any document incorporated therein by reference, or make such other filing, such that as thereafter delivered to the purchasers of Registerable Stock the prospectus will not contain an untrue statement of material fact or omit to state any material fact necessary to make the statements


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                  therein not misleading provided, however, in no event shall the registration statement be unavailable (i) for any continuous period of sixty (60) days or (ii) for an aggregate of ninety (90) days or more, during the Distribution Period.

                           (g) use its reasonable best efforts to obtain the
                  withdrawal of any order suspending the effectiveness of such registration statement.

                  In connection with each registration hereunder, each seller of Registerable Stock shall furnish to the Company in writing such information with respect to himself and the proposed distribution by him as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws, including, without limitation, such information as shall enable the Company to prepare prospectus supplements as and when required to enable pledgees or donees of such seller to sell shares of Registerable Stock under the registration statement filed pursuant to Section 2 hereof.

                  4. Expenses. All expenses incurred by the Company in complying with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, will be paid by the Company in connection with the registration statement filed pursuant to Sections 2 and 3 hereof.

                  5. Indemnification. The Company will indemnify and hold harmless each seller of Registerable Stock under the registration statement filed pursuant to Sections 2 and 3 and each other person, if any, who controls such seller within the meaning of the Securities Act, and each partner, director or officer of such persons, against any losses, claims, damages or liabilities, joint or several, to which such seller, partner, officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement filed pursuant to Sections 2 and 3 hereof, any prospectus contained therein, or any amendment or supplement thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under any of


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the same in connection with the offering covered by such registration statement, and the Company will reimburse each such seller, partner, officer, director and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by such seller or any of its partners, officers, directors or such controlling person in writing specifically for use in such registration statement or prospectus.

                  Each seller of such Registerable Stock under the registration statement filed pursuant to Sections 2 and 3 hereof, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, and each person who controls any of the foregoing within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement filed pursuant to Sections 2 and 3 hereof, any prospectus contained therein, or any amendment or supplement thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under any of the same in connection with the offering covered by such registration statement, and each such seller will reimburse the Company and each such officer, director and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus. Notwithstanding the foregoing, (i) no seller shall be liable for payments of amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected


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without the consent of such seller (which consent shall not be unreasonably withheld), and (ii) in no event shall the liability of any seller of Registerable Stock under this Section 5 in connection with any registration exceed the proceeds received by such seller from the sale of shares of Registerable Stock in such registration.

                  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 5. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party, if it shall actually undertake the defense thereof, shall not be liable to such indemnified party under this Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  Any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or shall have failed to defend such action in accordance with the preceding paragraph or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate


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firm qualified in such jurisdiction to act as counsel for the indemnified party.
The indemnifying Party shall not, without the consent of the indemnified Party, which consent shall not be unreasonably withheld or delayed, consent to the entry of any judgment or enter into any settlement with respect to such action. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  If the indemnification provided for in the first two paragraphs of this Section 5 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Registerable Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Registerable Stock, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Registerable Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Registerable Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning


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of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  6. Current Public Information. The Company agrees with you as follows:

                           (a) The Company shall use its reasonable best efforts
                  to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof.

                           (b) The Company shall use its reasonable best efforts
                  to file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act.

                           (c) The Company shall furnish to each seller of
                  Registerable Stock upon request (i) a copy of the most recent annual or quarterly report of the Company, and (ii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Registerable Stock to sell any such securities without registration.

                  7. Effectiveness of this Agreement. This Agreement shall become effective at the Effective Time. If the Effective Time shall not occur, this Agreement shall be of no force and effect.

                  8. Miscellaneous.

                           (a) All covenants and agreements contained in this
Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, provided, however, that the obligations of the Company hereunder shall inure only to the benefit of (i) you, (ii) a person who shall become a holder of Registerable Stock by gift or by will or the laws of descent and distribution, (iii) an institutional lender to whom shares of Registerable Stock are bona fide pledged as collateral security for a loan or
(iv) any entity in which you and members of your immediate family own in excess of 50% of the equity or beneficial ownership, and the term "Registerable Stock" as used herein shall be limited to Registerable Stock held by you or any such person or entity.


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                           (b) All notices, requests, consents and other
communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

                           if to the Company, to it at Overlook at Great Notch,
                  150 Clove Road, Little Falls, New Jersey 07424, Attention:
                  Senior Vice President and General Counsel;


                  if to any holder of Registerable Stock, at its address as set forth in Annex I hereto;

                           if to any subsequent holder of Registerable Stock
                  pursuant to Section 10(a) hereof to it at such address as may have been furnished to the Company in writing by such holder;

                  or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a seller of Registerable Stock) or to the sellers of Registerable Stock (in the case of the Company).

                           (c) This Agreement shall be governed by and construed
in accordance with the laws of the State of New York.

                           (d) This Agreement constitutes the entire agreement
of the parties with respect to the subject matter hereof and may not be modified or amended except in writing signed by the Company and by the holders of not less than a majority of the Registerable Stock.

                           (e) This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you.

                                              Very truly yours,

                                              THE BISYS GROUP, INC.


                                          By:   /s/ Lynn J. Mangum
                                               -------------------------------
                                               Name:  Lynn J. Mangum
                                               Title: Chairman, President
                                                          and Chief Executive
                                                          Officer

AGREED TO AND ACCEPTED
as of the date first
above written:

                                                  /s/ Harris D. Hobby
                                              --------------------------------
                                              Harris D. Hobby



                                                  /s/ Ronald W. Lankford
                                              --------------------------------
                                              Ronald W. Lankford



                                                  /s/ Edward C. Mungenast
                                              --------------------------------
                                              Edward C. Mungenast



                                                  /s/ Greg Brumbeloe
                                              --------------------------------
                                              Greg Brumbeloe



                                                  /s/ Brian Propes
                                              --------------------------------
                                              Brian Propes



                                                  /s/ Robert B. Rosenberger
                                              --------------------------------
                                              Robert B. Rosenberger


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